Exhibit 99.1
NEWS RELEASE

Contacts:

Jeff Warren	Marybeth Thorsgaard
Investor Relations	Public Relations
763-505-2696	763-505-2644
FOR IMMEDIATE RELEASE
MEDTRONIC FIRST QUARTER REVENUE UP 19 PERCENT
TO $3.706 BILLION
•	Non-GAAP diluted EPS of $0.72 up 16%; GAAP diluted EPS of $0.66 up 12%

•	Double-Digit Revenue Growth in 6 of 7 Businesses

•	Revenue Growth Outside the United States up 24%

•	Operating Income up 25%
MINNEAPOLIS – August 19, 2008 – Medtronic, Inc. (NYSE:MDT) today announced financial results for its first quarter of fiscal year 2009, which ended July 25, 2008.
Medtronic recorded first quarter revenue of $3.706 billion, a 19 percent increase over the $3.127 billion reported in the first quarter of fiscal year 2008. As detailed in the attached table, adjusting for restructuring charges, non-GAAP net earnings and diluted earnings per share were $813 million and $0.72 per share, an increase of 14 percent and 16 percent, respectively. As reported, net earnings for the first quarter were $747 million, or $0.66 per diluted share, an increase of 11 percent and 12 percent, respectively, over the same period in the prior year. Currency translation had a positive impact of $157 million to revenue in the first quarter.
“We were pleased to see our momentum continue from fourth quarter to this quarter, which positions us well for the remainder of the fiscal year,” said Bill Hawkins, Medtronic chief executive officer. “In addition to the strong revenue growth driven by our diversified product portfolio, we were pleased to see continued progress in our efforts to deliver operating leverage as demonstrated by a 25  percent increase in operating income.”
Revenue in the CardioVascular, Neuromodulation, and Surgical Technologies product lines each grew more than 15 percent in the quarter. Revenue outside the United States of $1.457 billion grew 24 percent led by the Diabetes, Spinal and Surgical Technologies businesses. Revenue outside the U.S. accounted for 39 percent of Medtronic’s revenue this quarter.
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) revenue of $1.303 billion grew 6 percent.  Revenue from implantable cardioverter defibrillators (ICDs) was $764 million, up more than 5 percent.  Pacing revenue of $526 million in the quarter increased 7 percent. Outside the United States, CRDM revenue grew 19 percent, driven by 23 percent growth of the ICD product lines.
Spinal
Spinal revenue of $859 million grew 33 percent, including Kyphon, which contributed $161 million in revenue. Excluding Kyphon, revenue increased 8 percent, driven by 16 percent growth in Biologics. The impact of Kyphon and continued growth in Biologics offset continued competitive pressure on Core Spinal products.
CardioVascular
CardioVascular revenue of $631 million grew 30 percent, driven by strong global performance across the drug-eluting stent and Endovascular product lines. Coronary vascular revenue of $349 million grew 41 percent globally with 173 percent growth in the United States, driven by the continued success of the Endeavor® drug-eluting stent in the U.S. Revenue from Endovascular products increased 26 percent on the strength of thoracic products in markets outside the U.S. and two new product launches in the U.S.
Neuromodulation
Neuromodulation revenue grew 20 percent to $348 million, fueled by sales of pain management products including the RestoreULTRA® neurostimulation system for the treatment of chronic back and leg pain. Revenue from Gastroenterology/Urological products grew 23 percent, driven by the ongoing success of InterStim® Therapy, used to treat the symptoms of overactive bladder and incontinence. InterStim has now achieved nine consecutive quarters of more than 25 percent growth.
Diabetes
Diabetes revenue of $269 million grew 12 percent driven by sales of consumables, the accessories required by insulin pump users, and continuous glucose monitoring products. Revenue from international sales grew 31 percent over the same quarter last year.
Surgical Technologies
Revenue from Surgical Technologies of $202 million grew 17 percent, driven by monitoring, image-guided surgery systems and navigation equipment, specifically the O-Arm® technology used in operating room procedures to guide neurological and spinal procedures. The business also acquired Restore Medical, Inc. during the quarter.
Physio-Control
Physio-Control reported $94 million in revenue, based on the sale of external defibrillators and accessories. Physio-Control continues to work with the FDA to resolve outstanding quality issues in an effort to resume unrestricted product distribution.

“Broad-based sustainable growth and operating margin improvement are in line with our recently announced initiatives that we believe will drive consistent, superior value creation,” said Hawkins. “We delivered on our commitments again this quarter, and we expect progress will continue through the balance of this fiscal year.”
Webcast Information
Medtronic will host a webcast today, Aug. 19, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts and news media.  This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease.  Its Internet address is www.medtronic.com.
This press release contains forward-looking statements regarding our operating momentum, new products and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risk and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 25, 2008.  Actual results may differ materially from anticipated results.  Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2008.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,235	$1,148	$1,218	$1,363	$4,963	$1,303	$—	$—	$—	$1,303
Pacing Systems	494	495	478	540	2,008	526	—	—	—	526
Defibrillation Systems	726	639	726	806	2,897	764	—	—	—	764
Other	15	14	14	17	58	13	—	—	—	13

SPINAL	$644	$660	$808	$869	$2,982	$859	$—	$—	$—	$859
Core Spinal	454	462	455	498	1,869	477	—	—	—	477
Biologics	190	198	206	221	815	221	—	—	—	221
Kyphon Business	—	—	147	150	298	161	—	—	—	161

CARDIOVASCULAR	$486	$490	$512	$643	$2,131	$631	$—	$—	$—	$631
Coronary Stents	152	149	157	251	710	236	—	—	—	236
Other Coronary/Peripheral	95	96	103	116	408	113	—	—	—	113
Endovascular	69	70	70	76	285	87	—	—	—	87
Revasc & Surgical Therapies	102	105	109	115	431	117	—	—	—	117
Structural Heart Disease	68	70	73	85	297	78	—	—	—	78

NEUROMODULATION	$289	$321	$320	$381	$1,311	$348	$—	$—	$—	$348
Neuro Implantables	237	264	260	308	1,069	284	—	—	—	284
Gastroenterology & Urology	52	57	60	73	242	64	—	—	—	64

DIABETES	$241	$246	$258	$275	$1,019	$269	$—	$—	$—	$269

SURGICAL TECHNOLOGIES	$172	$185	$195	$228	$780	$202	$—	$—	$—	$202
Core Ear, Nose and Throat (ENT)	75	75	81	92	323	87	—	—	—	87
Neurologic Technologies	69	74	73	82	298	79	—	—	—	79
Navigation	28	36	41	54	159	36	—	—	—	36

PHYSIO-CONTROL	$60	$74	$94	$101	$329	$94	$—	$—	$—	$94

TOTAL	$3,127	$3,124	$3,405	$3,860	$13,515	$3,706	$—	$—	$—	$3,706

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$157	$—	$—	$—	$157

COMPARABLE OPERATIONS (1)	$3,127	$3,124	$3,405	$3,860	$13,515	$3,549	$—	$—	$—	$3,549

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$754	$679	$726	$765	$2,922	$731	$—	$—	$—	$731
Pacing Systems	244	237	218	242	940	233	—	—	—	233
Defibrillation Systems	504	434	502	515	1,955	492	—	—	—	492
Other	6	8	6	8	27	6	—	—	—	6

SPINAL	$530	$540	$642	$683	$2,395	$682	$—	$—	$—	$682
Core Spinal	349	352	341	363	1,405	358	—	—	—	358
Biologics	181	188	195	208	772	208	—	—	—	208
Kyphon Business	—	—	106	112	218	116	—	—	—	116

CARDIOVASCULAR	$167	$173	$165	$256	$761	$253	$—	$—	$—	$253
Coronary Stents	20	21	20	98	158	92	—	—	—	92
Other Coronary/Peripheral	24	24	26	28	104	28	—	—	—	28
Endovascular	35	37	31	35	138	41	—	—	—	41
Revasc & Surgical Therapies	49	52	49	51	200	52	—	—	—	52
Structural Heart Disease	39	39	39	44	161	40	—	—	—	40

NEUROMODULATION	$201	$239	$227	$262	$929	$238	$—	$—	$—	$238
Neuro Implantables	160	192	180	207	738	189	—	—	—	189
Gastroenterology & Urology	41	47	47	55	191	49	—	—	—	49

DIABETES	$163	$170	$170	$176	$681	$167	$—	$—	$—	$167

SURGICAL TECHNOLOGIES	$112	$120	$124	$141	$497	$127	$—	$—	$—	$127
Core Ear, Nose and Throat (ENT)	48	47	51	56	201	53	—	—	—	53
Neurologic Technologies	45	50	48	52	195	51	—	—	—	51
Navigation	19	23	25	33	101	23	—	—	—	23

PHYSIO-CONTROL	$21	$37	$44	$49	$151	$51	$—	$—	$—	$51

TOTAL	$1,948	$1,958	$2,098	$2,332	$8,336	$2,249	$—	$—	$—	$2,249

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,948	$1,958	$2,098	$2,332	$8,336	$2,249	$—	$—	$—	$2,249

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$481	$469	$492	$598	$2,041	$572	$—	$—	$—	$572
Pacing Systems	250	258	260	298	1,068	293	—	—	—	293
Defibrillation Systems	222	205	224	291	942	272	—	—	—	272
Other	9	6	8	9	31	7	—	—	—	7

SPINAL	$114	$120	$166	$186	$587	$177	$—	$—	$—	$177
Core Spinal	105	110	114	135	464	119	—	—	—	119
Biologics	9	10	11	13	43	13	—	—	—	13
Kyphon Business	—	—	41	38	80	45	—	—	—	45

CARDIOVASCULAR	$319	$317	$347	$387	$1,370	$378	$—	$—	$—	$378
Coronary Stents	132	128	137	153	552	144	—	—	—	144
Other Coronary/Peripheral	71	72	77	88	304	85	—	—	—	85
Endovascular	34	33	39	41	147	46	—	—	—	46
Revasc & Surgical Therapies	53	53	60	64	231	65	—	—	—	65
Structural Heart Disease	29	31	34	41	136	38	—	—	—	38

NEUROMODULATION	$88	$82	$93	$119	$382	$110	$—	$—	$—	$110
Neuro Implantables	77	72	80	101	331	95	—	—	—	95
Gastroenterology & Urology	11	10	13	18	51	15	—	—	—	15

DIABETES	$78	$76	$88	$99	$338	$102	$—	$—	$—	$102

SURGICAL TECHNOLOGIES	$60	$65	$71	$87	$283	$75	$—	$—	$—	$75
Core Ear, Nose and Throat (ENT)	27	28	30	36	122	34	—	—	—	34
Neurologic Technologies	24	24	25	30	103	28	—	—	—	28
Navigation	9	13	16	21	58	13	—	—	—	13

PHYSIO-CONTROL	$39	$37	$50	$52	$178	$43	$—	$—	$—	$43

TOTAL	$1,179	$1,166	$1,307	$1,528	$5,179	$1,457	$—	$—	$—	$1,457

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$157	$—	$—	$—	$157

COMPARABLE OPERATIONS (1)	$1,179	$1,166	$1,307	$1,528	$5,179	$1,300	$—	$—	$—	$1,300

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	July 25, 2008	July 27, 2007
Net sales	$3,706	$3,127

Costs and expenses:
Cost of products sold	855	792
Research and development expense	324	300
Selling, general, and administrative expense	1,318	1,096
Restructuring charges	96	14
Purchased in-process research and development (IPR&D) charges	—	33
Other expense, net	151	57
Interest expense/(income), net	9	(44)

Total costs and expenses	2,753	2,248

Earnings before income taxes	953	879

Provision for income taxes	206	204

Net earnings	$747	$675

Earnings per share:
Basic	$0.67	$0.59

Diluted	$0.66	$0.59

Weighted average shares outstanding:
Basic	1,120.9	1,138.7
Diluted	1,129.1	1,153.1

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Three months ended		Percentage
	July 25, 2008		July 27, 2007		Change
Net earnings, as reported	$747		$675		11%
Restructuring charges	66	(a)	11	(b)
IPR&D charges	—		25	(c)

Non-GAAP net earnings	$813		$711		14%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended		Three months ended		Percentage
	July 25, 2008		July 27, 2007		Change
Diluted EPS, as reported	$0.66		$0.59		12%
Restructuring charges	0.06	(a)	0.01	(b)
IPR&D charges	—		0.02	(c)

Non-GAAP diluted EPS	$0.72		$0.62		16%

(a)	The $66 million ($0.06 per share) after-tax restructuring charge is related to a global realignment initiative that the Company began in the fourth quarter of fiscal year 2008. This initiative focuses on shifting resources to those areas where the Company has the greatest opportunities for growth and attempts to streamline operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. The majority of the expense recognized in the first quarter of fiscal year 2009 is related to the execution of our global realignment initiative outside the United States. This includes the realignment of personnel throughout Europe and the Emerging Markets and the closure of an existing facility in the Netherlands that will be integrated into the U.S. operations. The remainder of the expense is associated with compensation provided to employees identified in the fourth quarter of fiscal year 2008 whose employment terminated with the Company in the first quarter of fiscal year 2009. These incremental costs were not accrued in the fourth quarter of fiscal year 2008 because these benefits had not yet been communicated to the impacted employees. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $11 million ($0.01 per share) after-tax restructuring charge is related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2007. These initiatives were designed to drive manufacturing efficiencies in our CardioVascular business, downsize our Physio-Control business due to our voluntary suspension of U.S. shipments, and rebalance resources within our Cardiac Rhythm Disease Management (CRDM) business to reflect the market dynamics. In the first quarter of fiscal year 2008, the Company recognized expense associated with compensation and early retirement benefits provided to employees whose employment terminated with the Company in the first quarter of fiscal year 2008 which could not be accrued in the fourth quarter of fiscal year 2007. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $25 million ($0.02 per share) after-tax IPR&D charge is related to a $25 million ($18 million after-tax) milestone payment under a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. The additional $8 million ($7 million after-tax) charge is related to purchases of certain intellectual property. These payments were expensed as IPR&D since technological feasibility of the underlying projects have not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF SPINAL GAAP REVENUE AND REVENUE GROWTH
TO NON-GAAP REVENUE AND REVENUE GROWTH
(Unaudited)
(in millions)

	Three months ended		Three months ended	Percentage
	July 25, 2008		July 27, 2007	Change
Spinal revenue, as reported	$859		$644	33%

Less: Kyphon revenue	(161)	(a)	—

Spinal revenue, adjusted	$698		$644	8%

MEDTRONIC, INC.
RECONCILIATION OF EARNINGS BEFORE INCOME TAXES
TO OPERATING INCOME
(Unaudited)
(in millions)

	Three months ended		Three months ended		Percentage
	July 25, 2008		July 27, 2007		Change
Earnings before income taxes	$953		$879		8%

Other expense, net	151		57
Interest expense/(income), net	9		(44)

Operating income	$1,113	(b)	$892	(b)	25%

(a)	In the third quarter of fiscal year 2008, we acquired Kyphon Inc. The $161 million represents the revenue earned by Kyphon in the first quarter of fiscal year 2009. In addition to disclosing revenue and growth rates that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the Kyphon revenue from these metrics. Management believes that the resulting non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this revenue when evaluating the operating performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

(b)	Medtronic calculates operating income by adding back other expenses, net and interest expense/(income), net to earnings before income taxes.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 25,	April 25,
	2008	2008
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,170	$1,060
Short-term investments	575	553
Accounts receivable, less allowances of $93 and $99, respectively	3,239	3,287
Income tax receivable	—	73
Inventories	1,356	1,280
Deferred tax assets, net	575	600
Prepaid expenses and other current assets	483	469

Total current assets	7,398	7,322

Property, plant and equipment	4,835	4,743
Accumulated depreciation	(2,594)	(2,522)

Property, plant, and equipment, net	2,241	2,221

Goodwill	7,529	7,519
Other intangible assets, net	2,147	2,193
Long-term investments	2,817	2,322
Long-term deferred tax assets, net	82	103
Other assets	519	518

Total assets	$22,733	$22,198

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,635	$1,154
Accounts payable	387	383
Accrued compensation	639	789
Accrued income taxes	36	—
Other accrued expenses	1,025	1,209

Total current liabilities	3,722	3,535

Long-term debt	5,499	5,802
Long-term accrued compensation and retirement benefits	304	304
Long-term accrued income taxes	535	519
Other long-term liabilities	434	502

Total liabilities	10,494	10,662

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	113	112
Retained earnings	12,334	11,710
Accumulated other comprehensive loss	(208)	(286)

Total shareholders’ equity	12,239	11,536

Total liabilities and shareholders’ equity	$22,733	$22,198

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	July 25, 2008	July 27, 2007
	(in millions)
Operating Activities:
Net earnings	$747	$675
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	173	149
IPR&D charges	—	33
Provision for doubtful accounts	6	10
Deferred income taxes	11	40
Stock-based compensation	55	48
Excess tax benefit from exercise of stock-based awards	(11)	(12)
Change in operating assets and liabilities:
Accounts receivable	42	(23)
Inventories	(59)	(17)
Accounts payable and accrued liabilities	(274)	(76)
Other operating assets and liabilities	110	83

Net cash provided by operating activities	800	910

Investing Activities:
Acquisitions, net of cash acquired	(29)	(26)
Purchase of intellectual property	—	(33)
Additions to property, plant and equipment	(127)	(132)
Purchases of marketable securities	(1,103)	(1,921)
Sales and maturities of marketable securities	558	1,521
Other investing activities, net	21	(115)

Net cash used in investing activities	(680)	(706)

Financing Activities:
Change in short-term borrowings, net	481	(46)
Payments on long-term debt	(300)	(2)
Dividends to shareholders	(211)	(142)
Issuance of common stock	198	97
Excess tax benefit from exercise of stock-based awards	11	12
Repurchase of common stock	(175)	(500)

Net cash provided by (used in) financing activities	4	(581)

Effect of exchange rate changes on cash and cash equivalents	(14)	(6)

Net change in cash and cash equivalents	110	(383)

Cash and cash equivalents at beginning of period	1,060	1,256

Cash and cash equivalents at end of period	$1,170	$873